                                                                   EXHIBIT 10.16



                   SOFTWARE LICENSE AND MARKETING AGREEMENT

This Agreement is entered into as of April ___, 1997 (the "Effective Date") by and between Computer Associates International, Inc., a Delaware corporation having a place of business at One Computer Associates Plaza, Islandia, NY 11788-7000 ("CA") and Exodus Communications, Inc. a California corporation having a place of business at 1605 Wyatt Drive, Santa Clara, CA 95054 ("Exodus").

WHEREAS, CA and Exodus agree to provide for the cooperative marketing, services and support of certain CA computer software programs;

WHEREAS, CA and Exodus agree to provide cooperative marketing services for Exodus' Internet-based Co-location Services; and

NOW, THEREFORE, the parties agree as follows:

1.    DEFINITIONS

The following capitalized terms shall have the meaning set forth below for purposes of this Agreement:

"CA" means Computer Associates International, Inc. and any corporation which is now or hereafter owned or controlled, directly or indirectly, by Computer Associates International, Inc.

"CA Product" means CA Unicenter(R) TNG(TM), all generally available versions, current as well as future, on all generally available platforms and with all generally available options, with associated technical manuals and end-user documentation documentation (current products as of the date of this Agreement are listed Appendix A to this Agreement) and Unicenter TNG Software Development Kit ("SDK"). CA shall provide foreign language versions of the CA Product on an as needed basis solely determined within CA's discretion. CA will provide beta versions of the CA Product on an as needed basis, solely determined within CA's discretion pursuant to CA's standard license agreement and Beta Addendum, attached as Appendix B to this Agreement.

"Cheyenne Products" means Cheyenne's ARCserve(R) and InocuLAN(R) products, all generally available versions, current as well as future, on all generally available platforms and with all generally available options, with associated technical manuals and end-user documentation. CA shall provide foreign language versions of the Cheyenne Products on an as needed basis solely determined within CA's discretion. CA will provide beta versions of the Cheyenne Products on an as needed basis, solely determined within CA's discretion pursuant to CA's standard license agreement and Beta Addendum, attached as Appendix B to this Agreement.

"Gross revenues" means all actual monies received from Exodus clients and resellers, less rebates, and discounts.

"Internet-based Co-location Services" means Exodus's Network Management, Data Traffic Management, Enterprise-class Security, Telco Line Management, and System Management as described in Appendix C.

Such definitions will be updated from time to time.

2.    APPOINTMENT

2.1 CA appoints Exodus as a non-exclusive, worldwide marketing representative to promote the CA Product and the Cheyenne Products to prospective clients with rights in accordance with the terms and conditions of this Agreement.

2.2 Exodus appoints CA as a non-exclusive, worldwide marketing representative to promote Internet-based Co-Location Services to prospective clients with rights in accordance with the terms and conditions of this Agreement.

3.    GRANT OF LICENSES AND MARKETING RIGHTS

3.1 CA hereby grants to Exodus and Exodus accepts the following non-exclusive, nontransferable, limited-use, worldwide rights and licenses:

          (i) to use, and to copy solely for such use, the CA Product solely on the designated CPUs at the Exodus Internet Data Sites ("Exodus Sites") identified in the standard CA Order Form attached as Appendix D and only for the internal operations of Exodus and processing its own and such client data necessary to manage client's servers at such Exodus Sites identified in Appendix E. CA will provide authorization keys upon receipt of such order form supplying written notification of the location, make, model, serial number, and other required information for CA to issue the authorization key.

          (ii) to use, copy and distribute CA marketing collateral relating to the CA Product, including product brochures and presentations for client demonstration purposes.

          (iii) to use and to copy solely for such use, the Cheyenne Products solely on the designated CPUs at the Exodus Sites identified in the standard CA Order Form attached as Appendix D and only for the internal operations of Exodus and processing its own and such client data necessary to manage client servers at such Exodus Sites identified in Appendix E. CA will provide authorization keys upon receipt of such order form supplying written notification of the location, make, model, serial number, and other required information for CA to issue the authorization key.

          (iv) to use in accordance with this Agreement associated end user documentation for the CA Product and Cheyenne Products.

          (v) to use in accordance with this Agreement and Appendix F, CA trademarks, tradenames, service marks and logos relating to the CA Product and Cheyenne Products ("CA Marks") in connection with the joint marketing efforts as listed in Appendix G. If Exodus uses any CA Marks, ownership of such CA Marks shall be attributed to the CA.

3.2   Without prior written consent of CA, Exodus shall not:

      (a) except as provided in this Agreement, make copies or permit others to make copies of or reproduce any part of the CA Product or Cheyenne Product.

      (b) modify, reverse compile, reverse engineer or reverse assemble all or any portion of the CA Product or Cheyenne Products.

      (c) distribute, market, rent, lease, transfer or sublicense the CA Product or Cheyenne Products to third parties for the benefit of third parties except as provided in this Agreement.

      (d) unless such client has procured a license from CA or an authorized CA reseller for such product(s), provide its clients access to or permit its clients to access the CA Product installation materials or management stations or the Cheyenne Products code.

      (e) make the results of any benchmarking or competitive analysis relating to the CA Product or Cheyenne Products known to the public, any potential customer or any existing customer.

3.3 Exodus agrees to keep and maintain installation records and usage records (including SMF records) relating to the CA Product and Cheyenne Products and to furnish CA copies of such records and access to its facilities as CA may reasonably request from time to time in order to verify compliance with the provisions hereof.

3.4 All CA Marks remain the exclusive property of CA. Exodus will not register the CA Marks or take any action that jeopardizes CA's proprietary rights in the CA Marks. Exodus agrees to follow CA's instructions and adhere to CA's quality control procedures relating to the CA's Marks and only use the CA's Marks in unaltered form. CA reserves the right to require Exodus to submit advertising and marketing material referencing CA, CA Marks, the CA Product, or the Cheyenne Products to CA for advance review and approval and upon request to discontinue any advertising or marketing material relating to CA, CA Marks, CA Product, or Cheyenne Products.

3.5 Exodus hereby grants to CA the following nonexclusive, filly paid-up, worldwide rights and licenses:

          (i) to use, copy and distribute Exodus marketing collateral relating to its Internet-based Co-location Services, including product brochures and presentations; and

          (ii) to use in accordance with this Agreement and Appendix F the Exodus trademarks, tradenames, service marks and logos relating to its Internet-based Co-location Services ("Exodus Marks") in connection with marketing efforts as listed in Appendix G. CA shall be under no obligation to use such Exodus Marks. If CA uses any Exodus Marks, ownership of such Marks shall be attributed to Exodus.

3.6 All Exodus Marks remain the exclusive property of Exodus. CA will not register the Marks or take any action that jeopardizes Exodus's proprietary rights in the Exodus Marks. CA agrees to follow Exodus' instructions and adhere to Exodus' quality control procedures relating to the Exodus Marks and shall only use the Exodus Marks in unaltered form. Exodus reserves the right to require CA to submit advertising and marketing material referencing Exodus, Exodus' Marks, or Exodus' Internet-based Co-location Services to Exodus for advance review and approval and to discontinue any advertising and marketing material relating to Exodus, Exodus' Marks or the Internet-based Co-location Services upon request.

3.7 Exodus agrees not to export or disclose, directly or indirectly, the CA Product, Cheyenne Products or end-user documentation and related technical manuals without the prior written consent, if required, of the US Department of Commerce, Washington, D.C. 20230.

3.8 During the term of this Agreement, the parties agree to cooperate in the joint marketing activities described in Appendix G. Except as otherwise set forth in Appendix G, each party shall be responsible for its own costs and expenses in connection with such agreed marketing activities. Exodus understands and agrees that CA is not guaranteeing any volume of business or referrals to Exodus as a result of this Agreement. Except for the specific marketing activities in this Agreement, CA retains full freedom and flexibility to determine the nature and extent of its marketing efforts regarding CA Product in CA's own business judgment and discretion.

3.9 This Agreement does not authorize Exodus to distribute or sublicense the CA Product or Cheyenne Products. CA shall remain responsible for the licensing and support of its own proprietary software, and Exodus shall have only the rights and obligations with respect to CA's products as described in this Agreement. Exodus is not authorized to quote prices for such software. Any quotations, licenses, contracts or other agreements relating to the licensing or support of such software shall be in the sole discretion of the CA.

3.10 The parties may supplement the Appendixes to this Agreement from time to time, which shall in each instance be incorporated as an Amendment to this Agreement at the time it is signed by an authorized representative of CA and Exodus.

4.    EXODUS' RESPONSIBILITIES

4.1 Under a separate agreement with terms to be mutually agreed upon by the parties, Exodus will co-locate CA's hosting servers at sites to be later determined by the parties. For the first 35 hosting servers co-located with Exodus, Exodus agrees to charge CA a co-location price that is the lower of thirty-eight percent (38%) of Exodus' current prices, the most favorable charge Exodus has provided to any other of its commercial or government customers or cost for similar services. For the co-location of hosting servers above 35 and below 200, Exodus agrees to charge CA a price that is the lower of thirty-three percent (33%) of Exodus' current prices, the most favorable charge provided to any other of its commercial and government customers or cost for similar services. For the co-location of servers above 200, Exodus agrees to charge CA a price that is the lower of thirty-five (35%) of Exodus' current prices, the most favorable charge provided to any other of its commercial and government customers or cost for similar services. Upon request, CA shall have the right to request supporting documentation of Exodus' costs and most favorable charge and if such cost and most favorable charge is not reasonably verified by such documentation, CA shall have the right to examine Exodus' records and verify such cost and most favorable charge in accordance with Section 7.4.

4.2 Exodus shall use reasonable efforts to perform the joint marketing activities set forth in Appendix B.

4.3 Exodus shall provide CA access to its Exodus Sites listed in Appendix E for client visits and demonstration of the CA Product. Thirty-three percent (33%) of Exodus's conference room space at each Exodus Sites will be available for CA's use on a commercially reasonable basis. An Exodus employee will be available at all such times to answer questions relating to the Exodus Sites.

4.4 (a)   During the term of this Agreement, Exodus agrees that it shall not utilize with its clients computer software programs substantially similar in functionality to or identical in functionality to the CA Product or Cheyenne Products, including selling such substantially similar or identical software into CA's confidential client base. Such programs substantially similar in functionality to or identical to the CA Product or Cheyenne Products shall include, but shall not be limited to, IBM's system management software, including Tivoli, HP OpenView, Remedy, Cabletron Spectrum and SunNet Manager, and for back-up and antivirus software products generally available from Seagate, Legato, McAfee, Stac, Software Mogul, and Symantec (and such successor software versions or updates). Exodus and CA agree to discuss each software program, tool or agent used, employed or proposed to be used by Exodus at its Exodus Sites which is substantially similar in functionality to or identical in functionality to the CA Product or Cheyenne Products. The parties will work together to ascertain whether the proposed product is substantially similar in functionality to or identical in functionality to the CA Product or the Cheyenne Products and can reasonably satisfy Exodus requirements as to functionality and compatibility (hereinafter referred to as "substantially similar functionality"). CA agrees to consider any suggested changes to improve, expand or augment the functionality of the CA Product or Cheyenne Products as a result of this functionality assessment.

      In accordance with the following Exodus agrees:

      (i) to convert within ninety (90) days, from the provision of the engineer by CA to each Exodus Site, from HP OpenView and Remedy to Unicenter-TNG .

      (ii) to convert within ninety (90) days of the final determination that Exodus' proposed product is substantially similar to or identical in functionality to the CA Product or Cheyenne Products for competing products to generally available CA Product or Cheyenne Products. At the end of such ninety (90) days, if Exodus has employed its best efforts to convert to such CA Product or Cheyenne Products and has been unable to complete such conversion, CA, in its sole discretion, shall extend the conversion time period by thirty (30) days.

      (iii) to become a CA beta test site for beta CA Product or Cheyenne Products, and to convert from any competing product that has been determined during the beta test period to be substantially similar to or identical in functionality to the CA Product or Cheyenne Products within ninety (90) days of such CA Product or Cheyenne Products becoming generally available.

This clause shall not prohibit Exodus from licensing computer software programs which the parties mutually decide under this provision are not substantially similar or are not identical in functionality to the CA Product or Cheyenne Products.

      (b) During the term of this Agreement, Exodus agrees that it shall not market or provide Intranet or web-based design and development services similar to the services marketed or sold by CA to into CA's confidential client base.

4.5 Exodus will provide CA with sales leads and support for appropriate mutual opportunities. Exodus may provide CA with pro-sales support as deemed appropriate in accordance with Exodus's reasonable business judgment and discretion.

4.6 Exodus represents to CA that it and its clients are parties to a bona fide Co-location Agreement, pursuant to the terms and conditions of Exodus' standard agreements, under which Exodus has undertaken or will undertake the management of client's server on behalf of client. Exodus shall ensure that no client shall be granted access to the management stations or installation materials of the CA Product or Cheyenne Products code installed on their machines unless such client has procured a license from CA or an authorized CA reseller for such product(s).

5.    CA RESPONSIBILITIES

5.1 CA will use reasonable efforts to perform the joint marketing activities set forth in Appendix G.

5.2 CA will provide Exodus with one full-time implementation engineer for each Exodus Site listed in Appendix E within forty-five (45) days of such location becoming operational under the terms and conditions of this Agreement. Such personnel shall be managed by CA and shall work with Exodus personnel on the implementation of the integration of the CA-Product and Cheyenne Products with Exodus' Internet-based Co-location Services described in Appendix A. Upon mutual agreement, these engineers will be redeployed to other Exodus locations. For those sites which are operational at the time of execution of this Agreement by both parties, CA will provide Exodus with such engineers within thirty (30) days of such execution.

5.3 CA will provide Exodus with training as reasonably necessary on the CA Product and Cheyenne Products at times and places mutually acceptable to both parties at no charge.

5.4 CA will provide Exodus with sales leads support for appropriate mutual opportunities. CA may provide Exodus with pre-sales support as deemed appropriate in accordance with CA's reasonable business judgment and discretion.

5.5 Under a separate Agreement with terms to be mutually agreed upon by both parties, CA agrees to co-locate and have Exodus host all of its current and proposed web servers at Exodus' Internet Data Site, provided that CA's client base agrees to such co-location. Notwithstanding the foregoing, CA shall not be obligated to co-locate and host such servers with Exodus if CA's contractually negotiated professional services price is less than Exodus' charge for such services.

5.6 If feasible, CA will offer excess real estate to Exodus to be used as Exodus Sites at CA's cost and under a separate agreement to be negotiated by the parties.

5.7 During the term of this Agreement, CA agrees not to market co-location services into Exodus' confidential customer base.


6.    CONFIDENTIAL AND PROPRIETARY INFORMATION

6.1 Each party acknowledges that during the term of this Agreement, the other party may disclose confidential and proprietary business or technical information and agrees that it will not use such confidential and proprietary business or technical information except as provided in this Agreement. As used in this Agreement, Confidential and Proprietary Information means any proprietary computer software programs, marketing collateral, technical manuals, client list, or documentation or other information that is designated by either party to be confidential (hereinafter referred to as "Confidential Information"). The party who receives such Confidential Information pursuant to this Agreement is referred to as the "Receiving Party" and the party making such information available is referred to as the "Supplying Party."

      For the purposes of this Agreement, Confidential Information shall not include such information that: (i) is or becomes publicly available through no fault of the Receiving Party; (ii) is made publicly available by the Supplying Party; (iii) becomes known by the Receiving party through lawful disclosure from a third party that is not subject to a confidentiality duty to the Supplying Party; (iv) is required to be disclosed by law, provided notice is given to the Supplying Party of such requirement as soon as practicable and reasonable assistance is rendered to the Supplying Party, if requested, to prevent such disclosure; (v) was known by the Receiving Party prior to disclosure without an obligation of confidentiality; or (vi) was developed by the Receiving Party independent of any reference to the Confidential Information and independent of the participation of any person who had access to the Confidential Information.

      Each Receiving Party agrees that in absence of prior written consent by the Supplying Party, it shall not, directly or indirectly, disclose to a third party, the existence or contents of the Confidential Information, whether disclosed either orally, in writing or by any other means. Each Receiving Party warrants and agrees to use its best efforts to prevent the disclosure of the Confidential Information by its employees by taking at least such steps to protect such Confidential Information as it takes to protect its own Confidential Information.

      The obligations imposed on each Receiving Party under this Agreement shall expire on the earlier of: (a) the date upon which the Supplying Party consents in writing to The disclosure of its Confidential Information by the Receiving Party; or (b) the date upon which the disclosing party formally announces, releases, or otherwise discloses its Confidential Information to the public or otherwise without an accompanying written undertaking by the Receiving Party to protect the Confidential Information from unauthorized disclosure.

7.    ROYALTIES

7.1 During the term and in consideration of the obligations undertaken by CA under this Agreement, Exodus will pay CA one percent (1%) of its gross revenues ("Royalties").

7.2 Within forty-five (45) days of the end of each calendar quarter (March 31, June 30, September 30, and December 31), Exodus agrees to provide CA with a complete reporting statement reflecting accurate records its gross revenues and Royalties owed for the preceding quarter. Such statement shall include any commercially reasonable information, including but not limited to all Internet-based Co-Location Services fees invoiced and collected, and all applicable discounts and rebates during the relevant quarter to address listed above Attn:
Sales Accounting.

7.3 Exodus shall include payment of Royalties to CA for such sales with its quarterly report. In the event the client makes payment for the services or products in installments, CA, on a quarterly basis, shall receive its pro-rata Royalty included in the gross revenues as each installment payment is received or such services are performed by Exodus.

7.4 Exodus shall maintain for a period of three (3) years after the date of payment complete and accurate records of business activities relating to the payment of Royalties under this Agreement, and the calculation of Royalties which shall include, at a minimum, client name, address, total amount of contract, services fees billed, services fees collected, license fees, and services performed, rebates, discounts together with a copy of applicable contracts, and invoices. During this three-year period, CA or its designated representative shall have the right, upon reasonable prior notice, to examine and audit during normal business hours Exodus's records solely to determine the Royalties owed to CA. CA's right to examine and audit Exodus' records shall be exercised by CA only one time during any twelve month period, except in the event where such audit reveals any discrepancy, exceeding 5%, in the amount of Royalties paid to CA' CA shall have the right under the terms of this section to audit Exodus until such discrepancy is resolved or cured. CA shall bear the expenses of such audit; however, in the event any such audit reveals that Exodus has understated the amount of Royalties that it is obligated to pay under this Agreement by more than 5% of the amount paid during the applicable period, Exodus shall pay, in addition to other fees contractually due, all reasonable costs associated with the audit.

8.    SUPPORT AND UPDATES

8.1 CA shall be responsible for all support and maintenance activities relating to the CA Products and Cheyenne Products, unless otherwise agreed by the parties in writing. CA shall provide to Exodus all upgrades and Level 1 and Level 2 support, as described in CA's then current Client Support policies, free of charge.

9.    TITLE

9.1 Exodus shall retain all title, trademarks, and other proprietary rights for or relating to the Exodus Marks. All rights not expressly granted herein are reserved by Exodus.

9.2 CA shall retain all title, copyright, patent, trademark, trade secret or other proprietary rights in or relating to the CA Product or Cheyenne Products and related CA Marks. All rights not expressly granted herein are reserved by CA. In the event that Exodus makes any changes, translations, or modifications to the CA Product or Cheyenne Products such changes, translations, improvements, or modifications shall be the property of CA.

10.   REPRESENTATIONS AND WARRANTIES

10.1 Exodus and CA represent and warrant that each has the right to grant the licenses and rights granted in this Agreement.

10.2 CA represents and warrants that it has general liability insurance and worker's compensation insurance covering its employees at Exodus Sites and that such employees shall adhere to Exodus rules and regulations at Exodus Sites, as well as all applicable local laws and regulations, provided that Exodus provides its rules and regulations in writing to such employees and to CA.

11.   INDEMNITY

11.1 (a) Exodus shall fully indemnify CA against any and all losses, costs, expenses and liability in connection with, and defend CA against any claims (i) that the provision of its Internet based Co-location Services infringes any copyrights, patents, trademarks, trade secrets or other intellectual property rights of third parties; or (ii) which result from a breach of the warranties of Exodus set forth above in Sections 10.1; provided that Exodus is given written notice of such claim and its details by CA, and any claim of infringement is not caused by or contributed to by acts of CA other than in accordance with this Agreement;

      (b) Exodus shall, with CA's prior written consent, have the opportunity to conduct and control solely the claim's settlement or compromise; and

      (c) CA shall give Exodus all reasonable assistance in connection therewith at Exodus's expense.

11.2 (a) CA shall fully indemnify Exodus against any and all losses, costs, expenses and liability m connection with, and defend Exodus against any claims (i) that the CA Product and Cheyenne Products infringe any copyrights, patents, trademarks, trade secrets or other intellectual property rights of third parties; or (ii) which result from a breach of the warranties of CA set forth above in Section 10.1-10.2; provided that CA is given written notice of such claim and its details by Exodus, and any claim of infringement is not caused by or contributed to by acts of Exodus other than in accordance with this Agreement;

      (b) CA shall, with Exodus's prior written consent, have the opportunity to conduct and control solely the claim's settlement or compromise; and

      (c) Exodus shall give CA all reasonable assistance in connection therewith at CA's expense.


12.   TERM AND TERMINATION

12.1 This Agreement shall commence upon its Effective Date and shall continue for a period two years and shall thereafter automatically renew for additional one-year periods unless either party notifies the other of its intention to terminate the Agreement at least sixty (60) days prior to the termination date. Notwithstanding the foregoing, this Agreement may be terminated as follows:

      (a) By either party at any time upon sixty (60) days written notice;

      (b) By either party if the other party commits any material breach of its obligations hereunder and fails within sixty (60) days of written notice to cure the same. Any such termination shall be without prejudice to any other rights which may have accrued to it hereunder;

      (c) By either party immediately by written notice if the other party files a petition in bankruptcy, goes into liquidation, admits that it is insolvent, makes an assignment for the benefit of creditors, or has a petition in bankruptcy or receivership filed against it and such petition is not dismissed with within sixty (60) days following filing; or

      (d) By CA, immediately in the event of a change of control of the majority ownership or interest or transfer to a successor corporation of the ownership interest of Exodus, however in its sole discretion CA may choose not automatically exercise such termination in every change of control situation. This provision may not be invoked by CA if Exodus solely reincorporates under the laws of Delaware.

12.2 In the event of termination of this Agreement, Exodus shall certify in writing to CA that all copies or partial copies of the CA Product or Cheyenne Products have been either returned to CA or otherwise destroyed and deleted from any computer libraries or storage devices and are no longer in use by Exodus, unless Exodus continues to license such products from CA. In such event CA shall grant Exodus a 40% discount from CA's then prevailing Price Book or published license fees for the CA Product and the Cheyenne Products, exclusive of usage and maintenance, over a five year period. Continued maintenance of the CA Product and Cheyenne Products shall be subject to CA's then prevailing annual maintenance fee. CA shall reduce such license fee by the amount of Royalties paid by Exodus to CA, pursuant to Section 7, for the twelve-month period preceding the execution of such license agreement.

12.3 In addition to this Section 12, the obligations set forth in Sections 6, 7.3, 9, 10, 11, 13 and 14 shall survive termination of this Agreement and shall bind the parties and the legal representatives, successors, heirs and assigns.

13.   LIMITATION OF LIABILITY

13.1 Except as set forth above in the INDEMNITY and CONFIDENTIAL AND PROPRIETARY INFORMATION Sections of this Agreement, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY OR ANY OTHER PARTY, WHETHER IN CONTRACT OR TORT, FOR ANY LOSS INCLUDING TIME, MONEY, GOODWILL, LOST PROFITS, INDIRECT OR CONSEQUENTIAL DAMAGES FROM THE USE OF THE CA PRODUCT, CHEYENNE PRODUCTS, CA MARKS, EXODUS MARKS OR OTHERWISE UNDER THIS AGREEMENT.

14.   GENERAL

14.1 All notices, consents and other communications required or permitted under this Agreement shall be in writing and sent by registered or certified mail, postage pre-paid, to the addresses indicated on the first page of this Agreement, or such other address as either party may indicate by at least 10 days prior notice to the other party.

14.2 Both parties agree that the personnel of one party shall not for any purposes be considered employees or agents of the other party and that the parties shall be deemed independent contractors. Nothing in this Agreement shall be construed to constitute either party as an agent, partner or legal representative of the other party. Each party will be solely responsible for the payment of any compensation and expenses owed to their respective employees, as well as the payment of employment-related taxes and workers' compensation insurance.

14.3 The parties agree to keep the terms and conditions of this Agreement in confidence.

14.4 The captions used in this Agreement are for convenience only and are not intended to have any legal effect.

14.5 Except in connection with a re-incorporation by Exodus into a Delaware corporation with no change in its majority ownership, interest or a transfer to a successor corporation of the ownership interest, Exodus may not assign this Agreement and the rights and obligations provided herein, without the written consent of CA. CA, however, may assign this Agreement or the obligations contained herein to any third party, provided that such third party assumes the obligations of CA under this Agreement.

14.6 If any provision of this Agreement is held by a court of competent jurisdiction to be illegal, invalid, or unenforceable, the validity or enforceability of the remainder of this Agreement shall not be affected.

14.7 This Agreement shall be governed by and construed in accordance with the laws of the State of New York, excluding its conflict of laws principles.

14.8 This Agreement represents the entire agreement between the parties with respect to the subject matter contained herein and supersedes any and all communications, representations and arrangements whether written or oral. No alteration, modification, waiver or addition to this Agreement shall be valid unless made in writing and signed by both parties' duly authorized representatives. In the event of any conflict between the terms of this Agreement and any Appendix, the terms of this Agreement shall prevail.

14.9 In the event either party is delayed or prevented from performing this Agreement due to any cause beyond its reasonable control, including but not limited to, strike, labor or civil unrest or dispute, embargo, blockage, work stoppage, delay, protest, acts of God, such delay shall be excused during the continuance of such delay, and the period of performance shall be extended to such extent as may be reasonable to perform after the cause of delay has been removed.


COMPUTER ASSOCIATES                EXODUS
INTERNATIONAL

By: /s/ Marc Sokol                 By: /s/ Barry James Folsom
   ---------------------------        -----------------------------

Name: Marc Sokol                   Name: Barry James Folsom
     -------------------------          ---------------------------

Title: SVP                         Title: SR VP Sales & Marketing
      ------------------------           --------------------------

                                   APPENDIX A


                              Advanced Help Desk
                            Advanced AntiVirus Opt
                              Advanced DocServer
                               Advanced Storage
                               Automation Point
                                 DASD Manager
                             Directory Management
                              MS-SQL Server Agent
                                 Netware Agent
                               OpenIngres Agent
                                 Oracle Agent
                                Single Sign On
                                  SNA Manager
                               Software Delivery
                                 Sybase Agent
                                  Unix Agent
                                 Win 3.1 Agent
                                 WIN 95 Agent
                                 WIN NT Agent

                                   APPENDIX B

               (CA Standard License Agreement and Beta Addendum)

LIMITED WARRANTY

  CA warrants that it can grant the license described in this Agreement and the Order Form(s) and CA will defend or, at its option, settle any action at law against Licensee based upon a claim that Licensee's use of the Licensed Program in accordance with this Agreement infringes any patent, copyright or other intellectual property right of any third party. CA also represents that the Licensed Program will operate according to the specifications published by CA for the Licensed Program. If it is determined that the Licensed Program does not operate according to such Specifications, CA's only responsibility will be to use its best efforts, consistent with industry standards, to cure the defect.

  Any warranties made by CA (other than that of noninfringement) will extend and be in effect only for the period that Licensee is entitled to use the Licensed Program and for which Licensee shall have paid the Usage and Maintenance Fee, if applicable. With respect to hardware equipment supplied by CA, CA will, upon request, assign to Licensee any warranties which may be made by the original manufacturer of such hardware equipment.

  In the event that Licensee makes any changes or modifications to the Licensed Program, Licensee agrees that such changes and modifications shall be the property of CA, unless CA shall have given its prior written consent to the contrary. Furthermore, any such changes or modifications made by Licensee to a Licensed Program will mean that the foregoing limited warranty of CA with respect to such Licensed Program shall no longer apply, and CA shall have the right to charge Licensee for additional support services at CA's then prevailing service rate, but CA shall have no obligation to provide such services.

WARRANTY AND LIABILITY LIMITATIONS

  EXCEPT AS SET FORTH ABOVE, NO OTHER WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, ARE MADE BY CA AND CA MAKES NO WARRANTIES WITH RESPECT TO ANY HARDWARE EQUIPMENT WHICH CA MAY SUPPLY TOGETHER WITH THE LICENSED PROGRAM OR FOR THE IMPLEMENTATION THEREOF. IN NO EVENT WILL CA BE LIABLE TO LICENSEE OR ANY OTHER PARTY FOR ANY LOSS, INCLUDING TIME, MONEY, GOODWILL AND CONSEQUENTIAL DAMAGES, WHICH MAY ARISE FROM THE USE, OPERATION OR MODIFICATION OF THE LICENSED PROGRAM.

DISASTER RECOVERY

  In the event that Licensee certifies in writing to CA that it has a bona fide disaster recovery plan with respect to the computer software programs used in its operations, Licensee may make one copy of the Licensed Program for archival purposes and use such archival copy on a CPU other than the Designated CPU or at an installation site other than that identified on the Order Form, such other CPU or installation site to be owned or controlled by Licensee. The use of such archival copy shall be limited (a) for the purpose of conducting limited testing of the disaster recovery plan's procedures and effectiveness (which testing shall not exceed one week in any three month period) and (b) during any period subsequent to the occurrence of an actual disaster during which the Licensee cannot operate the Licensed Program on the Designated ___________ or at the installation site identified on the Order Form. Licensee agrees to furnish such further documentation with respect to its disaster recovery plan and procedures as CA may request from time to time.

ASSIGNMENT

  Licensee may not assign this Agreement, the use of any Licensed Program or its rights and obligations under this Agreement without the prior written consent of CA. CA, however, may assign this Agreement to any third party, provided that such party assumes the obligations of CA under this Agreement. CA may also assign its right to payment under this Agreement or grant a security interest in this Agreement or such payment right to any third party without requiring that such third party be liable for the obligations of CA under this Agreement.

ESCROW OF SOURCE CODE

  CA has deposited a copy of the source code of the Licensed Program with Mendelsohn, Kary, Bell & Natoli, 666 Fifth Avenue, New York, NY 10103. Such source code will be updated with each new release of the Licensed Program which will also be deposited with the escrow agent. Such copies of the source code will be held in escrow and in the event of a final adjudication of CA as bankrupt, Licensee will, upon payment of the duplication cost and other handling charges of the escrow agent, be entitled to obtain a copy of such source code from the escrow agent. Licensee will, however, only use such copy of the source code internally to support the Licensed Program. The escrow agent's only responsibility will be to use its good faith efforts to cause a copy of the source code, in the form as delivered by CA, to be delivered to Licensee at the appropriate time.

TAXES AND DUTIES

  The amounts set forth on any Order Form are exclusive of any tariffs, duties or taxes imposed or levied by any government or governmental agency including, without limitation, federal, state and local sales, use, value added and personal property taxes, and Licensee agrees to pay any such tariffs, duties or taxes (other than franchise and income taxes for which CA is responsible) upon presentation of invoices by CA. Any claimed exemption from such tariffs duties or taxes must be supported by proper documentary evidence delivered to CA.

BREACH AND TERMINATION

  If Licensee breaches any term of this Agreement or any Order Form or fails to pay when due any valid invoice rendered by CA, or if the Licensee becomes insolvent or if bankruptcy or receivership proceedings are initiated by or against Licensee, CA shall have the right to terminate this Agreement immediately and, in addition to all other rights of CA, all amounts which would have become due and payable under this Agreement and any Order Form will immediately become due and payable to CA. Any invoice which is unpaid by Licensee when due shall be subject to an interest charge of 2% per month or part thereof plus such late payment charge as CA may reasonably require to cover its additional costs of administration and collection.

COMPUTER(R)           Computer Associates International, Inc.     BETA ADDENDUM
ASSOCIATES                 One Computer Associates Plaza
Software superior by          Islandia, NY 11788-7000
design                       1-516-DIAL CAI (342-5224)



                                             License Agreement # _______________
                                                       Site ID # _______________
                                         Addendum Effective Date _______________


Addendum to License Agreement Between_______________________________ ("Licensee" And Computer Associates International, Inc. ("CA") For_________________________ __________________________ ("Licensed Program")

  The "Beta Product" is a release of the Licensed Program which is not generally available for distribution when shipped to the Licensee. The Beta Product is provided to Licensee for installation in the Licensee's operational environment. Use of the Beta Product provides the Licensee early operational experience with the Beta Product and provides CA specific information regarding the Licensee's experiences with the installation and operation of the Beta Product.

  The referenced License Agreement is hereby supplemented and modified by this Addendum only as to Licensee's use of the Beta Product. In the event of any conflict between the License Agreement and this Addendum, the terms and conditions of this Addendum shall prevail.

  Prior to shipment of the Beta Product by CA, Licensee will establish a mutually acceptable plan for installation, implementation and reporting. Such plan may be modified from time to time upon the mutual written agreement of the parties.

  The period of Beta testing and Beta support (the "Beta Period") shall commence upon the effective date of this Addendum and shall end upon the earlier of (a) the date of General Availability ("GA") of the Beta Product, as CA may determine in its sole discretion, or (b) the date of termination of this Addendum by either party on not less than 15 days prior written notice to the other.

A.  During the Beta Period, CA will provide the following services:
    --------------------------------------------------------------

1. Assign a Beta representative to serve as the primary point of contact with the Licensee;

2.  Provide planning assistance for installation and operation of the Beta
    Product;

3. Schedule and ship the Beta Product to the Licensee prior to its General Availability;

4. Provide available publications, education materials and other documentation respecting the Beta Product (the "Documentation") to the Licensee: all such Documentation, whether or not marked with a trademark notice, copyright notice or restrictive legend, such as "CA Confidential," shall be considered the confidential and proprietary property of CA and shall be provided to the Licensee subject to the provisions of the referenced License Agreement as amended hereby; and

5. Provide support and maintenance, including reasonable remote or, when necessary, on-site assistance for the resolution of issues associated with the Beta Product.

B.  During the Beta Period, the Licensee will provide the following services:
    ------------------------------------------------------------------------

1. Assign a Beta representative to serve as the primary point of contact with CA;

2. Staff the Beta project with appropriate personnel to provide planning, implementation, operation and reporting with respect to the Beta Product;

3.  Participate in conversion and installation planning sessions with CA;

4. Use its reasonable efforts to commence operation of the Beta Product promptly;

5. Use the Beta Product and Documentation for testing purposes only and report to CA on a weekly basis all errors discovered by Licensee, and not use the Beta Product to perform any production activities during the Beta Period unless CA shall have otherwise approved in writing;

6. Document its experiences during the Beta Period and participate in conference calls with CA personnel to report on the operational status of the Beta Product and to keep CA advised of experiences and any problems encountered;

7. Allow CA personnel reasonable access to the Beta Product during the Beta Period for service and observation purposes; and

8. Furnish to CA at the end of the Beta Period a final written report based on the Licensee's experiences, containing the Licensee's evaluation of the functions, performance and serviceability of the Beta Period and related Documentation.

                                 (over please)

                                     2.150

  CA agrees to use its reasonable efforts to correct errors in the Beta Product and Documentation within a reasonable time. CA does not guarantee or assume responsibility for any impact of use of the Beta Product on Licensee's existing production or other environment or on CPU performance. The Documentation may be in draft form and will, in many cases, be incomplete. Licensee agrees that the Beta Product and Documentation are being delivered "AS IS" WITHOUT WARRANTIES OF ANY KIND INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. IN NO EVENT WILL CA BE LIABLE TO LICENSEE OR ANY OTHER PERSON FOR DAMAGES, DIRECT OR INDIRECT, OF ANY DESCRIPTION OR EXPENSES INCURRED BY LICENSEE IN CONNECTION WITH THE USE OF THE BETA PRODUCT. LICENSEE'S SOLE AND EXCLUSIVE REMEDY SHALL BE TO TERMINATE THE BETA TEST AND THIS ADDENDUM BY WRITTEN NOTICE TO CA.

  CA cannot guarantee that the generally available release of the Licensed Program will be identical to the Beta Product and therefore a re-installation of the generally available released version may be required. If, at the conclusion of the Beta Period, the software and Documentation are not generally released by CA to its clients, Licensee shall have the right to receive from CA without any additional charge, a perpetual license to use the Beta Product and Documentation for its internal use only, provided that CA shall have no responsibility or liability to Licensee for any further support or maintenance of the Beta Product or Documentation.

  Licensee agrees that it will not disclose the Beta Product, the Documentation, or any information gained from its use of the Beta Product and Documentation to any third party without the prior written consent of CA. CA agrees to maintain the confidentiality of any live customer data utilized at any time during the Beta Period which comes into CA's possession. With reasonable notification, Licensee agrees to be a positive reference for CA during and after the Beta Period.

  The Licensee agrees that the reports prepared by the Licensee and delivered to CA may be used by CA for all business purposes without any further consent or accounting in the development, manufacture, marketing and maintenance of the Beta Product and other CA products and services, including reproduction and preparation of derivative works based upon such reports, as well as distribution of such derivative works.

  Nothing contained herein shall be construed as conferring upon Licensee or CA any right to use in advertising, publicity or other marketing activities, any name, trade name, trademark, or other designation of the other party or to refer to the existence hereof in any promotional activity without the express written consent of such other party.

  This Addendum shall not be construed to prohibit either CA or Licensee from entering into a similar agreement with any other party nor from independently developing, offering, selling or marketing materials, products or services which are similar to the materials, products or services provided hereunder.

  If the Beta Product is a new release of an already Licensed Program, future usage and maintenance fees shall be payable in accordance with the terms and conditions of the License Agreement for the already Licensed Program.

  If the Beta Product is being newly licensed by the client, then the initial license fee shall be payable in accordance with the License Agreement and Order Form with subsequent usage and maintenance fees payable on each anniversary of the date on which the Licensee shall have received a version of the Licensed Program in General Availability status or received CA's notification that the Beta Product has reached General Availability status.


COMPUTER ASSOCIATED INTERNATIONAL, INC       LICENSEE

By:______________________________________    By:________________________________
           (Authorized Signature)                     (Authorized Signature)

_________________________________________    ___________________________________
                 (Name)                                      (Name)

_________________________________________    ___________________________________
                 (Title)                                     (Title)

_________________________________________    ___________________________________
                  (Date)                                      (Date)

                                    2.150.1

                                  APPENDIX C

Exodus's Network Management:

Installation, line and data center network monitoring, problem management (notification and resolution).

Systems Management:

Installation, monitoring, event management, backup/restore, software delivery, and secure administration.
Problem Management (notification and resolution)
Reports on systems management services and system performance and health.

Enterprise-class Security:

Managed Firewall protection.

Telco Line Management:

Management of private data lines in co-located datacenters.


Data Traffic Management:

Utilization reports
Line and protocol bandwidth reservation and restriction
Web access analysis reports.

XY OPTION PLAN DESCRIPTIONS

Five equal annual payments inclusive of usage and maintenance for the five-year period. Thereafter, continued usage of the Licensed Program and maintenance will be subject to the same UMF as is applicable under option G1 below.

Three equal annual payments inclusive of usage and maintenance for the three-year period. Thereafter, continued usage of the Licensed Program and maintenance will be subject to the same UMF as is applicable under option G1 below.

G1. One-time fee ("OTF") inclusive of usage and maintenance for a one-year period. Thereafter, continued usage of the Licensed Program and maintenance will be subject to ? usage and maintenance fee ("UMF") equal to the then prevailing OTF for the Licensed Program multiplied by the then prevailing UMF rate for the Licensed Program.

G2. Thirty-six equal monthly payments inclusive of usage and maintenance for the three-year period. Thereafter, continued usage of the Licensed Program and maintenance will be subject to the same UMF as is applicable under option G1 above.

G3. A single payment for a three-year term license, inclusive of usage and maintenance for the three-year period. Thereafter, the license will be renewed on the same terms and conditions, but subject to the then prevailing G3 license fee.

G4. A single payment for a two-year term license, inclusive of usage and maintenance for the two-year period. Thereafter, the license will be renewed on the same terms and conditions, but subject to the then prevailing G4 license fee.

G5. A single payment for a one-year term license inclusive of usage and maintenance for the one-year period. Thereafter, the license will be renewed on the same terms and conditions, but subject to the then prevailing G5 license fee.

G6. Three equal annual payments for a three-year term license, inclusive of usage and maintenance for the three-year period. Thereafter, the license will be renewed on the same terms and conditions, but subject to the then prevailing G6 license fee.

G7. Thirty-six equal monthly payments for a three-year term license, inclusive of usage and maintenance for the three-year period. Thereafter, the license will be renewed on the same terms and conditions, but subject to the then prevailing G7 license fee.

G8. A single payment for limited purpose(s) set forth on the face of this Order Form without effecting any change in any existing license except as specifically set forth.

RENEWALS

        All renewals shall be automatic unless either CA or Licensee shall, within thirty days prior to the expiration of the license period or any renewal period, give written notice to the other party of its intention not to renew. If the applicable UMF shall be discontinued at any time, reinstatement shall be subject to a reinstatement charge equal to 150% of the then prevailing UMF multiplied by the number of years and part thereof during which usage and maintenance of the Licensed Program shall have been discontinued.

SCHEDULE OF TERMS

        Unless otherwise indicated, license fees, OTFs and UMFs are per CPU and are applicable only to Designated CPU(s) and licensed installation sites of Licensee. The right to use or benefit from the Licensed Program (if initially licensed after November 1, 1992) extends to any majority-owned subsidiary of Licensee (notwithstanding more restrictive provisions which may be found in the License Agreement referenced by this Order Form) provided such subsidiary agrees to comply with the referenced License Agreement and this Order Form. Such use of the Licensed Program is restricted to the internal operations of the Licensee and any such subsidiary for the processing of its own data. Any proposed change in any of the foregoing, including a change of control of the Licensee or Licensee's business, shall be subject to CA's prior written consent and payment of all applicable charges. Licensee shall furnish to CA such documentation and access to its facilities as CA may request from time to time to verify compliance with the provisions hereof. All fees and charges are payable in advance upon receipt of invoice.

UPGRADE

        License restrictions (such as the Designated CPU limitation) may be upgraded or expanded at any time during the term of the Order upon prior written notice to CA. The expiration date of the term of the Order or the then current usage and maintenance period for the existing license shall not change, and it shall apply to the upgraded or expanded license. All applicable upgrade fees and adjustments to the license fees and applicable UMFs for an upgraded or expanded license shall be determined in accordance with CA's policy and prices prevailing at the time of the upgrade.

ADDITIONAL CPU(s)

        Additional CPU(s) at the same installation site may be licensed to use the Licensed Program. In order to add one or more CPU(s), one copy of the Licensed Program at the installation site must either have an existing license to run on a CPU in the highest CPU group at the installation site, or be upgraded to a CPU in that highest CPU group in accordance with the "Upgrade" policy of CA. The license for additional CPU(s) may be an Option G1, G2, A0 or A8 only if the license for the Licensed Program in the highest CPU group shall be an Option G1, G2, A0 or A8. Provided that the first CPU has been upgraded to or is licensed for use in the highest CPU group at the installation site, the license fee, and any subsequent UMF, for each additional CPU at the same installation site shall be the then prevailing license fee or UMF, as the case may be, applicable to the additional CPU. In all cases, such additional CPU license fee or UMF shall only apply during such time as the Order and UMF for the Licensed Program in the highest CPU group shall be current and in effect.

CONVERSION CREDIT

        A "Rightsizing Credit" may be available when Licensee decides to change the hardware platform or operating system for which the Licensed Program was originally licensed to another platform or different operating system such as a workstation or personal computer. In qualifying instances, the Rightsizing Credit will be equal to the license fee actually paid for the original Licensed Program on the original hardware platform or operating system (less a usage charge of 2% per month) up to a maximum credit of one-half of the fee otherwise applicable. (No cash refunds will be payable under any circumstance.) Rightsizing Credit are available only in respect to Licensed Programs under active maintenance status and to Licensees that maintain enrollment in CA's Total Client Care Program.

CLIENT SERVICES

        New releases or Licensed Program upgrades are not included as a part of annual maintenance and support services for workstation and micro computer software. All of the terms and conditions contained in the License Agreement referred to in this Order Form shall apply to the Services ordered hereunder. All programs, documentation, reports, techniques, designs and other materials prepared or created by CA shall remain the property of CA and shall not constitute work made for hire under the Copyright Act. The fees set forth in this Order Form for Services, as more fully set forth in the attached description(s), do not include out-of-pocket expenses (such as transportation, lodging, meal per diem, and other expenses) incurred by CA while providing the Services ordered, which expenses will be charged to the Licensee from time to time or upon completion of the ordered Services. If performance of the Services is delayed due to Licensee's failure to provide required computer access or personnel or similar reasons, Licensee shall pay CA's then prevailing daily charge, plus reimbursement of all such out-of-pocket expenses, for each additional day for each person assigned by CA to provide the Services.

REFERENCED LICENSE AGREEMENT

        The terms and conditions of the License Agreement or prior Order Form, as the case may be, referenced by this Order Form shall apply to this Order Form. If any provision of the License Agreement or prior Order Form, as the case may be, shall contradict any provision of this Order Form, the provisions of this Order Form shall apply with respect to the Licensed Program(s) described herein. If the License Agreement referred to in this Order Form currently provides for a license of Licensed Program(s) for use on an "installation or site basis," then the same shall be amended for purposes of the Licensed Program(s) covered by this Order Form, to a license for use on a "per CPU" basis.

NOTICES

        All notices, invoices and other communications hereunder shall be delivered to Licensee and CA at their respective addresses set forth in this Order Form unless changed by similar notice.

                                   APPENDIX D

                     (See attached Standard CA Order Form)

COMPUTER ASSOCIATES(R)                                               ORDER FORM
Software superior by design.
================================================================================
COMPUTER ASSOCIATES INTERNATIONAL, INC. ONE COMPUTER ASSOCIATES PLAZA ISLANDIA, NY 11788-7000 (516) 342-5224 FAX (516) 342-5329

Licensee Name and Address:______________________________________________________________________________________________

________________________________________________________________________________________________________________________

License Agreement No.: _____________________________________  If Tax Exempt, Number: ________________(attach certificate)

Installation/Service Site Location: (If different from above)___________________________________________________________

Installation/Service Site I.D. No.:_____________________________________________________________________________________

Licensee Technical Contact Person: ____________________________________________Phone:___________________________________

Licensee Billing Address: (If different from above)_____________________________________________________________________

Licensee Billing Contact Person: (If different from above)_____________________Phone:___________________________________

Licensee Shipping Address: (If different from above)____________________________________________________________________

Licensee Shipping Contact Person:______________________________________________Phone:___________________________________

Installation No. ________________________ for password protected products. Licensee P.O. No. (If required) _____________

Initial Media Type (check one): T1600_______ T6250 _______ C3480 _______ Other__________________________________________
                                                                                            (Describe)

--------------------------------------------------------------------------------------------------------------------------------
CA Supplement No.   Licensed                         Designated CPU(s) Information
To be completed     Program(s),                                                                     Maximum     Initial Invoice
by Sales            Services or                                                                   Power Units        Amount
Accounting          Materials     Manufacturer   Model      Operating System     CPU Serial No.    or Users      (Net of Taxes)
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

EFFECTIVE DATE OF THIS ORDER: _________________________
[_] A0: Five equal payments in the amount $_________ per year
[_] A8: Three equal payments in the amount of $______ per year
[_] G1: A single payment in the amount of $ ____________
[_] G2: Thirty-six equal payments in the amount of $_________ per month
[_] G3: A single payment in the amount of $_______________
[_] G4: A single payment in the amount of $_______________
[_] G5: A single payment in the amount of $_______________
[_] G6: Three equal payments in the amount of $________ per year
[_] G7: Thirty-six equal payments in the amount of $__________ per month
[_] If applicable, change to Pay Option specified above from Pay Option ______ for Licensed Program ______________

[_] G0: A single payment in the amount of $________________ for:
    [_] Services (attach description)
    [_] Upgrade to CPU designated above
        from CPU _____________________________________________________________
                      Mfg.        Model          Op.Sys          Serial No
    [_] Maintenance Reinstatement through ____________________________________
                                                          Date
    [_] Transfer Fee (attach Description)
    [_] Other Supplemental Fee (attach description)

    (SEE REVERSE SIDE FOR A DETAILED DESCRIPTION OF EACH PAY OPTION AND FOR
                       ADDITIONAL IMPORTANT PROVISIONS.)


COMPUTER ASSOCIATES INTERNATIONAL, INC

By: _______________________________________________
                 (Authorized Signature)

___________________________________________________
                (Name of Person Signing)

By: _______________________________________________
                        Date


LICENSEE

By: _______________________________________________
                 (Authorized Signature)


___________________________________________________
         (Type or Print Name of Person Signing)

By: _______________________________________________
                        Date

                                  APPENDIX E

                          EXODUS INTERNET DATA SITES



Mega Data Centers:

Exodus Communications Inc.
Harborside Financial Center
1 Harborside Drive, Plaza iii, Suite 800
Jersey City, NJ 07311-3988

Exodus Communications, Inc.
1605 Wyatt Drive
Santa Clara 95054

Exodus Communications, Inc.
Regency Plaza, Suite 705
2350 Mission College Blvd.
Santa Clara, CA 95054

Exodus Communications, Inc.
1500 Wyatt Drive
Santa Clara, CA 95054

                                  APPENDIX F


Exodus Software trademarks, tradenames and logos:

EXODUS
Exodus
Exodus

Exodus Usage guidelines:

     The Exodus logos and Marks shown above are Marks that may be used by CA only pursuant to the terms of this Agreement, CA may not alter this artwork in any way. CA may not combine Exodus logos with any other feature including, but not limited to, other logos, words, symbols, graphics, photos, slogans, numbers, or design features. CA may not display Exodus logos or other Exodus Marks of packaging, documentation, collateral or advertising in a manner to suggest "Exodus", "Exodus Communications", or the above logos are part of CA's tradename or product name. The logos cannot be larger or more prominent than CA's product name, trademark, logos or tradename.

CA Software trademarks, tradenames and logos


UNICENTER(R) TNG(TM)



CA's Usage guidelines:

The Computer Associates logos and Marks shown above are Marks that may be used by Exodus only pursuant to the terms of this Agreement. You may not alter this artwork in any way. You may not combine logos with any other feature including, but not limited to, other logos, words, symbols, graphics, photos, slogans, numbers, design features or symbols. You may not display the CA logos or other CA Marks on packaging, documentation, collateral, or advertising manner that suggest "CA", "Computer Associates", or the above logos are part of your tradename or product name. The logos cannot be larger or more prominent than your product name, trademark, logos or tradename.

                                  APPENDIX G
                             JOINT MARKETING TERMS


1.   Joint Press Releases

2.   Joint advertising and marketing materials

3. Participation by Exodus at CA World for the term of this Agreement, free of charge, excluding Exodus' travel and other expenses.